Exhibit 11
               Statement re: Computation of Per Share Earnings


                                                               Nine Months      Nine Months       Three Months     Three Months
                                                                 Ended             Ended               Ended          Ended
                                                              September 30,     September 30,     September 30,    September 30,
                                                                  2001               2000              2001             2000
                                                          -------------------  --------------   ---------------- ---------------
Basic Net Income (Loss) per Common Share:
----------------------------------------
   Numerator:
       Net income (loss) for the period                    $      (2,267,781)   $  (201,816)     $     (450,508)  $      19,511
       Preferred stock dividends                                    (208,125)      (225,000)            (69,375)        (75,000)
                                                          -------------------  --------------   ---------------- ---------------

       Net income (loss) attributable to common shares     $      (2,475,906)   $  (426,816)     $     (519,883)  $     (55,489)
                                                          ===================  ==============   ================ ===============

   Denominator:
       Actual common shares outstanding:
            Beginning of period                                    2,025,023      2,029,313           2,015,885       2,020,530
            End of period                                          2,015,885      2,028,244           2,015,885       2,028,244
            Weighted average for the period
             (Based on the actual days which the
               incremental shares, if any,
               were outstanding)                                   2,016,934      2,021,892           2,015,885       2,024,393
                                                          ===================  ==============   ================ ===============

   Basic net income (loss) per common share                $           (1.23)  $      (0.21)     $        (0.26)  $       (0.03)
                                                          ===================  ==============   ================ ===============

Diluted Net Income (Loss) per Common Share:
------------------------------------------
   Numerator:
       Net income (loss) attributable to common shares     $      (2,475,906)  $   (426,816)     $     (519,883)  $    (55,489)
                                                          ===================  ==============   ================ ===============

   Denominator:
       Weighted average common shares outstanding                  2,016,934      2,021,892           2,015,885       2,024,393
       Effect of common share equivalents resulting from
          "in-the-money" stock options outstanding
           during the period                                         -     *        -     *             -     *         -     *
       Additional shares from assumed conversion
          of convertible debentures                                  -     *        -     *             -     *         -     *
       Additional shares from assumed conversion
          of convertible preferred stock                             -     *        -     *             -     *         -     *
                                                          -------------------  --------------   ---------------- ---------------
       Weighted average number of common and
          common equivalent shares used to calculate
          diluted net income (loss)  per common share              2,016,934      2,021,892           2,015,885       2,024,393
                                                          ===================  ==============   ================ ===============

   Diluted net income (loss) per common share              $           (1.23)  $      (0.21)     $        (0.26)  $       (0.03)
                                                          ===================  ==============   ================ ===============



* Note: The assumed conversion of the convertible debentures and the convertible preferred stock and the effect of "in-the-money" stock options were excluded from the 2001 and 2000 computations of diluted net income (loss) per common share because the effects would be antidilutive.


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